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Exhibit 1

                      AGREEMENT AND PLAN OF REORGANIZATION
                            As Amended April 8, 2000

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 29th day of March 2000, by and among Monarch Media and Entertainment Group, Inc., a Nevada corporation ("Monarch"); Intuitech Marketing Inc., incorporated under the laws of the province of British Columbia ("Intuitech"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of Intuitech who execute and deliver the Agreement ("Intuitech Stockholders"), based on the following:

                                    Recitals

      Monarch wishes to acquire all the issued and outstanding stock of Intuitech in exchange for stock of Monarch in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

                                    Agreement

      Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                EXCHANGE OF STOCK

      1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Intuitech Stockholders shall assign, transfer, and deliver to Monarch, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of Intuitech (the "Intuitech Shares") held by Intuitech Stockholders which shares shall represent all issued and outstanding shares of Intuitech common stock, and Monarch agrees to acquire such shares on such date by issuing and delivering in exchange therefore an aggregate of 4,322,249 restricted shares of Monarch common stock, par value $0.001 per share, (the "Monarch Common Stock"). Such shares of Monarch Common Stock shall be issued on a Five (5) for One (1) basis, (for every 5 shares of Intuitech, Intuitech shareholders will receive 1 share of Monarch) based on the number of Intuitech Shares held and as set forth opposite the Intuitech Stockholder's respective names in Exhibit A-1. All 4,322,249 shares of Monarch Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Monarch Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

      1.02 Delivery of Certificates by Intuitech Stockholders. The transfer of Intuitech Shares by the Intuitech Stockholders shall be effected by the delivery to Monarch at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed and if applicable all necessary transfer taxes and other revenue stamps affixed and acquired at the Intuitech Stockholders' expense.


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      1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, Monarch will own all the issued and outstanding shares of Intuitech and Intuitech will be a wholly-owned subsidiary of Monarch operation under the name Intuitech Marketing, Inc., or such other name as may be acceptable to the Intuitech board of directors.

      1.04 Further Assurances. At the Closing and from time to time thereafter, the Intuitech Stockholders shall execute such additional instruments and take such other action as Monarch may reasonably request, without undue cost to the Intuitech Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Intuitech Shares to Monarch.

      1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before March 29, 2000, or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the shareholders of Monarch Common Stock as set forth in Section 4.02 hereof and the Intuitech Stockholders as set forth in Section 5.02. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06  Closing Events


            (a) Monarch Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Monarch shall deliver to Intuitech at Closing all the following:

                  (i) A certificate of good standing from the secretary of State of Nevada, issued as of a date within sixty days prior to the Closing Date, certifying that Monarch is in good standing as a corporation in the State of Nevada:

                  (ii) Incumbency and specimen signature certificates dated the
            Closing Date with respect to the officers of Monarch executing this Agreement and any other document delivered pursuant hereto on behalf of Monarch;

                  (iii) Copies of the resolution of Monarch board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Monarch as of the Closing Date;

                  (iv) The certificate contemplated by Section 4.02, duly
            executed by the chief executive officer of Monarch;

                  (v) The certificate contemplated by Section 4.03, dated the
            Closing Date, signed by the chief executive officer of Monarch;

                  (vi) Certificates for 4,322,249 shares of Monarch Common Stock in the names of the Intuitech Stockholders and in the amounts set forth in Exhibit "A" and;

In addition to the above deliveries, Monarch shall take all steps and actions as Intuitech and Intuitech Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.


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            (b) Intuitech Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Intuitech and/or Intuitech Stockholder's shall deliver to Monarch at Closing all the following:

                  (i) A certificate of good standing from the appropriate
            governmental agency of British Columbia, issued as of a date within five days prior to the Closing Date certifying that Intuitech is in good standing as a corporation in the province of British Columbia;

                  (ii) Incumbency and specimen signature certificates dated the
            Closing Date with respect to the officers of Intuitech executing this Agreement and any other document delivered pursuant hereto on behalf of Intuitech:

                  (iii) Copies of resolutions of the board of directors and of the stockholders of Intuitech authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Intuitech as of the Closing Dates;

                  (iv) The certificate contemplated by Section 5.03, executed by the chief operating officer of Intuitech; and

                  (v) The certificate contemplated by Section 5.04, dated the
            Closing Date, and signed by the chief operating officer of Intuitech.

                  (vi) The shareholder certificates contemplated by section
            1.02.

In addition to the above deliveries, Intuitech shall take all steps and actions as Monarch may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.07. Termination

            (a) This Agreement may be terminated by the board of directors of either Monarch or Intuitech at any time prior to the Closing Date if:

                  (i) There shall be any actual or threatened action of
            proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

                  (ii) Any of the transactions contemplated hereby are
            disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;


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In the event of termination pursuant to this paragraph (a) of Section 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in contemplated hereby.

            (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Monarch if (i) shareholders of Monarch owning more than five percent (5%) of the issued and outstanding shares of Monarch Common Stock perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated hereby, (ii) Intuitech shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Intuitech contained herein shall be inaccurate in any material respect or (iii) Monarch determines that there has been or is likely to be any material adverse change in the financial or legal condition of Intuitech . In the event of termination pursuant to this paragraph (b) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

            (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Intuitech if (i) shareholders of Intuitech owning more than five percent (5%) of the issued and outstanding shares of Intuitech Shares perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated herby, (ii) Monarch shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Monarch contained herein shall be inaccurate in any material respect, or (iii) Intuitech determines that there has been or is likely to be any adverse change in the financial or legal condition of Monarch. In the event of termination pursuant to this paragraph (c) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                                   ARTICLE II
             REPRESENTATION, COVENANTS, AND WARRANTIES OF MONARCH

      As an inducement to, and to obtain the reliance of Intuitech and/or Intuitech shareholders, Monarch represents and warrants as follows:

      2.01 Organization. Monarch is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operation, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Monarch articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.


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      2.02 Approval of Agreement. Monarch has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transaction herein contemplated. The board of directors of Monarch has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Monarch shareholders and compliance with state and federal corporate and securities laws.

      2.03 Capitalization. The authorized capitalization of Monarch consists of 50,000,000 shares, of common stock, $0.001 par value, of which 19,122,100 shares are issued and outstanding. All issued and outstanding shares of Monarch are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Monarch.

      2.04 Financial Statements.

            (a) Included in the Schedules are the audited balance sheets of Monarch as of December 31, 1999 and 1998, and the related statement of operations, stockholder's equity (deficit), and cash flows for the fiscal year ended December 31, 1999, and 1998, and from inception (October 7, 1996) through December 31, 1999, including the notes thereto, and the accompanying report of Albright, Pershing & Associates, Ltd; independent certified public accountants. At or prior to the Closing Date, Monarch shall deliver the un-audited balance sheet of Monarch as of March 31, 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the three months ended March 31, 2000, together with the notes thereto and representations by the principal accounting and financial officer of Monarch to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such financial statements shall not reflect any material changes since the December 31, 1999, financial statements.

            (b) The financial statements of Monarch delivered pursuant to
      Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Monarch financial statements present fairly, in all material respects, as of their respective dates, the financial position of Monarch. Monarch did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of Monarch in accordance with generally accepted accounting principles

            (c) Monarch has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. Monarch has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Monarch, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Monarch may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Monarch, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Monarch, none of such income tax returns has been examined or is


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      currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Monarch has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Monarch, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Monarch.

      2.05 Outstanding Warrants and Options. Monarch has no existing Warrants, options, calls, or commitments of any nature relating to the authorized and un-issued Monarch Common Stock.

      2.06 Information. The information concerning Monarch set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Monarch shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Intuitech hereunder to be updated after the date hereof up to and including the Closing Date.

      2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Monarch balance sheet described in Section 2.04 and included in the information referred to in Section 2.06.

            (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Monarch or (ii) any damage, destruction, or loss to Monarch (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Monarch;

            (b) Monarch has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Monarch; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

            (c) Monarch has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Monarch balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights


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      not unused or un-useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Monarch; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and un-issued or held as treasury stock); and

            (d) To the best knowledge of Monarch, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Monarch.

      2.08 Litigation and Proceeding. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of Monarch, threatened by or against Monarch or adversely affecting Monarch or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Monarch does not have any knowledge of any default on its part with respect to any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      2.09 Compliance With Laws and Regulations. Monarch has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or conditions of Monarch or (ii) could not result in the occurrence of any material liability for Monarch. To the best knowledge of Monarch, the consummation of this transaction will comply with all applicable statures and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

      2.10 Material Contract Defaults. Monarch is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Monarch, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Monarch has not taken adequate steps to prevent such a default from occurring.

      2.11 No Conflict With Other Instrument. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Monarch is a party or to which any of its properties or operations are subject.

      2.12 Subsidiary. Monarch does not own, beneficially or of record, any equity securities in any other entity.

      2.13 Monarch Schedules. Monarch has delivered to Intuitech the following schedules, which are collectively referred to as the "Monarch Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Monarch as complete, true and accurate:


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            (a) A schedule including copies of the articles of incorporation and bylaws of Monarch in effect as of the date of this Agreement;

            (b) A schedule containing copies of resolutions adopted by the board of directors of Monarch approving this Agreement and the transactions herein contemplated;

            (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Monarch since the most recent Monarch balance sheet, required to be provided pursuant to Section 2.04 hereof,

            (d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof; and

            (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Monarch Schedules by Sections 2.01 through 2.12.

Monarch shall cause the Monarch Schedules and the instruments delivered to Intuitech hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Monarch Schedules, certified in the same manner as the original Monarch Schedules, shall be delivered prior to and as a condition precedent to the obligation of the Intuitech to close.

                                   ARTICLE III
           REPRESENTATIONS, COVENANTS, AND WARRANTIES OF INTUITECH

      As an inducement to, and to obtain the reliance of, Monarch, Intuitech represents and warrants as follows:

    3.01 Organization. Intuitech is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the province of British Columbia and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by its requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or conditions of Intuitech . The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Intuitech's memorandum or articles of incorporation, or other material agreement to which it is a party or by which it is bound.

      3.02 Approval of Agreement. Intuitech has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, memorandum, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Intuitech have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Intuitech Stockholders and compliance with provincial and federal corporate and securities laws.

      3.03 Capitalization. The authorized capitalization of Intuitech consists of 100,000,000 shares. Consisting of 50,000,000 shares of common stock, no par value, of which as of the date hereof 21,611,246 shares are issued and outstanding, and 25,000,000 Class A Preferred and 25,000,000 Class B Preferred, none of the Class A or B preferred are outstanding. All issued and outstanding shares of Intuitech are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Intuitech.

      3.04 Financial Statements.

            (a) Included in Schedule 3.04 are the audited balance sheet of Intuitech as of April 30, 1999 and the related statements of operations, cash flows, and stockholders' equity, for the past five years (April 30, 1994 through April 30, 1999), and the accompanying reports of Galloway Botteselle & Co., independent certified general accountants. At or prior to the Closing Date, Intuitech shall deliver the un-audited balance sheet of Intuitech as of March 31, 2000, and the related statements of operations, stockholders' equity (deficit), as cash flows for the three months ended March 31, 2000, together with the notes thereto and representations by the chief operation officer of Intuitech to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as the dates indicated.

            (b) The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Intuitech present fairly, as of their respective dates, the financial position of Intuitech. Intuitech did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Intuitech, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Intuitech as of their respective dates and for the respective periods covered thereby.

            (c) Intuitech has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. Intuitech has no material liabilities with respect to the payment of any federal, provincial, county, local, or other taxes (including and deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Intuitech, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Intuitech may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Intuitech , no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Intuitech, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Intuitech has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Intuitech, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Intuitech.

      3.05 Outstanding Warrants and Options. Intuitech has no existing warrants, options, calls, or commitments relating to the authorized and un-issued Intuitech Common Stock.

      3.06 Information. The information concerning Intuitech set forth in this Agreement and in the schedules delivered by Intuitech pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact of omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Intuitech shall cause the schedules delivered by Intuitech pursuant hereto to Monarch hereunder to be updated after the date hereof up to and including the Closing Date.

      3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or The schedules hereto, since the date of the most recent Intuitech balance sheet described in Section 3.04 and included in the information referred to in Section 3.06.

            (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Intuitech or (ii) any damage, destruction, or loss to Intuitech materially and adversely affecting the business, operations, properties, assets, or conditions of Intuitech;

            (b) Intuitech has not (i) amended its articles of incorporation or memorandum; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Intuitech; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses to an officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

            (c) Intuitech has not (i) granted or agreed to grant any option, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Intuitech balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Intuitech ; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and un-issued or held as treasury stock): and

            (d) To the best knowledge of Intuitech, it has not become subject to any law or regulation, which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operation, properties, assets, or conditions of Intuitech.

      3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Intuitech balance sheet and the notes therein, Intuitech has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, including, but not limited to the technology and software source code for an archive publisher product and a master license to use this technology from Helikon Technologies Inc., and assets, which are reflected in the most recent Intuitech balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and casements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Intuitech, its technology does not infringe on the copyright, patent, trade, secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Intuitech as now being conducted or as contemplated.

      3.09 Litigation and Proceedings. Except as otherwise disclosed in Schedule 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of Intuitech, threatened by or against Intuitech or adversely affecting Intuitech , at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Intuitech does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      3.10 Material Contract Defaults. Intuitech is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Intuitech , and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Intuitech has not taken adequate steps to prevent such a default from occurring.

      3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Intuitech is a party or to which any of its properties or operations are subject.

      3.12 Governmental Authorization. Intuitech has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Intuitech of this Agreement and the consummation by Intuitech of the transactions contemplated hereby.

      3.13 Compliance With Laws and Regulations. Intuitech has complied with all applicable statutes and regulations of any federal, provincial, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of Intuitech or except to the extent that noncompliance would not result in the occurrence of any material liability for Intuitech . To the best of knowledge of

Intuitech, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

      3.14 Subsidiary. Intuitech does not own, beneficially or of record, any equity Securities in any other entity.

      3.15 Intuitech Schedules. Intuitech has delivered to Monarch the following schedules, which are collectively referred to as the "Intuitech Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Intuitech as complete, true, and accurate:

            (a) A schedule including copies of the memorandum and articles of Incorporation of Intuitech and all amendments thereto effect as of the date of this Agreement;

            (b) A schedule containing copies of resolution adopted by the board of directors of Intuitech approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

            (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Intuitech since the most recent Intuitech balance sheet, required to be provided pursuant to Section 3.04 hereof;

            (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

            (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Intuitech Schedules by Sections 3.01 through 3.14.

Intuitech shall cause the Intuitech Schedules and the instruments delivered to Monarch hereunder to be updated after the date hereof up to end including a specified date not more than three business days prior to the Closing Date. Such updated Intuitech Schedules, certified in the same manner as the original Intuitech Schedules, shall be delivered prior to and as a condition precedent to the obligation of Monarch to close.

                                   ARTICLE IV
               CONDITIONS PRECEDENT TO OBLIGATIONS OF INTUITECH

      The obligations of Intuitech under this Agreement are subject to the satisfaction of Intuitech, at or before the Closing Date, of the following conditions;

      4.01 Shareholder Approval. Monarch shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this agreement including the acquisition of Intuitech through the issuance of Monarch Common Stock of all of the issued and outstanding Intuitech Shares, and the change of name of Monarch to "Intuitech Marketing, Inc." or such other derivation thereof as may be agreed to by the board of directors of Intuitech .

      4.02 Accuracy of Representation. The representations and warranties made by Monarch in this Agreement were true when made and shall be true at the closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Monarch shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Monarch prior to or at the Closing. Intuitech shall be furnished with certificates, signed by duly authorized officers of Monarch and dated the Closing Date, to the foregoing effect.

      4.03 Officer's Certificates. Intuitech shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Monarch to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Monarch threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Monarch own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

            (a) This Agreement has been duly approved by Monarch board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Monarch by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Monarch pursuant to a unanimous consent;

            (b) There has been no material adverse changes in Monarch up to and including the date of the certificate;

            (c) All conditions required by this Agreement has been met, satisfied, or performed by Monarch;

            (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Monarch have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

            (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Monarch, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Monarch, the operation of Monarch, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Monarch is bound or in any way contests the existence of Monarch.

      4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Monarch, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Monarch.

      4.05 Good Standings. Intuitech shall have received a certificate of good standing from the secretary of state of Nevada, dated as of the date within five days prior to the Closing Date, certifying that Monarch is in good standing as a corporation in the State of Nevada.

      4.06 Other Items. Intuitech shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Intuitech may reasonably request.

                                    ARTICLE V
                CONDITIONS PRECEDENT TO OBLIGATIONS OF MONARCH

      The obligations of Monarch under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions;

      5.01 Shareholder Approval. Monarch shall call and hold a meeting of its shareholders, or obtain through a majority written consent of its shareholders, whereby the shareholders of Monarch authorize and approve this Agreement and the transactions contemplated hereby.

      5.02 Intuitech Shareholders. Holders of all of the issued and outstanding Intuitech Shares shall agree to this Agreement and the exchange of shares contemplated by this Agreement.

      5.03 Accuracy of Representations. The representations and warranties made by Intuitech and the Intuitech Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Intuitech shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Intuitech prior to or at the Closing. Monarch shall be furnished with a certificate, signed by a duly authorized officer of Intuitech and dated the Closing Date, to the foregoing effect.

      5.04 Officer's Certificates. Monarch shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Intuitech to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Intuitech , threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, these certificates shall represent, to the best knowledge of the officer, that:

            (a) This Agreement has been duly approved by Intuitech's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Intuitech by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Intuitech pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders:

            (b) Except as provided or permitted herein, there have been no material adverse changes in Intuitech up to and including the date of the certificate;

            (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body agency, or court required in connection with the execution and delivery of the documents by Intuitech have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required: and

            (d) Except as otherwise disclosed in Schedule 3.08, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Intuitech, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Intuitech , the operation of Intuitech , or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Intuitech is bound or would in any way contest the existence of Intuitech .

      5.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Intuitech , nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Intuitech.

      5.06 Good Standings. Monarch shall have received a certificate of good standing from the appropriate authority, dated as of a date within five days prior to the Closing Date, certifying that Intuitech is in good standing as a corporation in the province of British Columbia.

      5.07 Other Items. Monarch shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Monarch may reasonably request.

                                   ARTICLE VI
                                SPECIAL COVENANTS

      6.01  Activities of Monarch and Intuitech

            (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Monarch and Intuitech pursuant hereto or as permitted or contemplated by this Agreement, Monarch and Intuitech will each:

                  (i) Carry on its business in substantially the same manner as it has heretofore;

                  (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                  (iv) Use its best efforts to maintain and preserve its
            business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

                  (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

                  (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

            (b) From and after the date of this Agreement and except as provided herein until the Closing Date, Monarch and Intuitech will not:

                  (i) Make any change in its articles of incorporation or
            bylaws;

                  (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

            Enter into any agreement for the sale of Intuitech or Monarch securities without the prior approval of the other party.

      6.02 Access to Properties and Records. Until the Closing Date, Intuitech and Monarch will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Intuitech or Monarch and will furnish the other party with such additional financial and other information as to the business and properties of Intuitech or Monarch as each party shall from time to time reasonably request.

      6.03 Indemnification by Intuitech. Intuitech will indemnify and hold harmless Monarch and its directors and officers, and each person, if any, who controls Monarch within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Intuitech expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Monarch and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

      6.04 Indemnification by Monarch. Monarch will indemnify and hold harmless Intuitech, the Intuitech Stockholders, Intuitech 's directors and officers, and each person, if any, who controls Intuitech within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Monarch expressly for use therein. The indemnity agreement contained in this Section
6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Intuitech and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

      6.05 The Acquisition of Monarch Common Stock. Monarch and Intuitech understand and agree that the consummation of this Agreement including the issuance of the Monarch Common Stock to Intuitech in exchange for the Intuitech shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Monarch and Intuitech agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

            (a) In order to provide documentation for reliance upon exemption from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

                  (i) The Intuitech Stockholders acknowledge that neither the
            SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Monarch Common Stock, and that this transaction involves certain risks.

                  (ii) The Intuitech Stockholders have received and read the
            Agreement and understand the risks related to the consummation of the transactions herein contemplated.

                  (iii) Intuitech Stockholders have such knowledge and
            experience in business and financial matters that they are capable of evaluating each business.

                  (iv) Intuitech Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

                  (v) All information which the Intuitech Stockholders have
            provided to Monarch or their representatives concerning their suitability and intent to hold shares in Monarch following the transactions contemplated hereby is complete, accurate, and correct.

                  (vi) The Intuitech Stockholders have not offered or sold any securities of Monarch or interest in this Agreement and have no present intention of dividing the Monarch Common Stock or Intuitech Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

                  (vii) The Intuitech Stockholders understand that the Monarch
            Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Monarch Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Intuitech or Monarch an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Monarch Common Stock can only be effected in transactions, which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stock holder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after two years after the date the Monarch Common Stock or Intuitech Shares are fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without mooting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

                  (viii) The Intuitech Stockholders acknowledge that the shares of Monarch Common Stock, must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an Exemption from such registration is available. Monarch is not under any obligation to register the Monarch Common Stock under the Securities Act. If rule 144 is available after two years and prior to three years following the date the shares are fully paid for, only routine sales of such Monarch Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. Monarch is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Intuitech Stockholders can sell, transfer, or otherwise dispose of such Monarch Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, Monarch registrar and transfer agent will maintain a stop transfer order against the registration and transfer of the Monarch Common Stock held by Intuitech Stockholders and the certificates representing the Monarch Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND WARE "REGISTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                  (ix) Subject to compliance with federal and state securities laws, Monarch may refuse to register further transfers or resale's of the Monarch Common Stock in the absence of compliance with rule 144 unless the Intuitech Stockholders furnish Monarch with an opinion of counsel reasonably acceptable to Monarch stating that the transfer is proper. Further, unless such opinion states that the shares of Monarch Common Stock are free of any restrictions under the Securities Act, Monarch may refuse to transfer the securities to any transferee who does not furnish in writing to Monarch the same representations and agree to the same conditions with respect to such Monarch Common Stock as set forth herein. Monarch may also refuse to transfer the Monarch Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

            (b) In connection with the transaction contemplated by this Agreement, Intuitech and Monarch shall each file with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Intuitech Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

            (c) In order to more fully document reliance on the exemptions as provided herein, Intuitech, the Intuitech Stockholders, and Monarch shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Monarch or Intuitech and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

            (d) The Intuitech Stockholders acknowledge that the basis for relying on exemptions from registration or qualification are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

      6.06 Monarch Liabilities. Immediately prior to the Closing Date, Monarch shall have no material assets and no liabilities in excess of $1,000 and all expenses related to this Agreement or otherwise shall have been paid.

      6.07 Sales of Securities Under Rule 144, If Applicable.

            (a) Monarch will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for two years or more or such other restricted period as required by rule 144 as it is from time to time amended.

            (b) Upon being informed in writing by any person holding restricted stock of Monarch as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Monarch will certify in writing to such person that it is compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

            (c) If any certificate representing any such restricted stock is presented to Monarch transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Monarch and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, Monarch will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

            (d) The shareholders of Monarch as of the date of this Agreement, as well as those receiving Monarch Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.07.

      6.08 New Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, the current board of directors and officers of Monarch shall resign and in their place nominees of Intuitech shall be appointed, subject to the approval of the suitability and qualifications of such nominees.

      6.09 Monarch Capitalization For a period of eighteen months from the Closing Date, Monarch will not engage in any reverse split of its issued and outstanding Common Stock without the prior written approval of the holders of a majority in interest of the issued and outstanding Monarch Common Stock on the date of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.01 Brokers. Except as provided herein, Monarch and Intuitech agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, Monarch and Intuitech each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

      7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

      7.03 Governing Law. This Agreement shall be governed by, enforced and constructed under and in accordance with the laws of the State of Nevada.

      7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

         If to Monarch Media and Entertainment Group, Inc.:
         Jim Snow, President
         PO Box 574
         Whitehouse, TN 37188


         If to Intuitech Marketing, Inc.:
         Tom Williams, President
         800-555 West Hastings Street
         Vancouver, B.C. V6B4N5
         Fax: (604) 515-9286

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

      7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties from all costs, including reasonable attorneys fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      7.06 Schedules / Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Monarch or Intuitech such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

      7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. The Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      7.08 Survival Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

      7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

MONARCH MEDIA AND ENTERTAINMENT GROUP, INC.
A Nevada Corporation

By: /s/     Jim Snow
    ------------------------------------------
      Jim Snow, President

INTUITECH MARKETING, INC.
A British Columbia Corporation

By: /s/    Tom Williams
    ----------------------------
      Tom Williams, President



STATE OF  ___________)
COUNTY OF ___________)


      On this ____ day of __________, 2000, personally appeared before me Jim Snow, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Monarch, Inc. and that said document was signed by him on behalf of said corporation by authority of its bylaws, and said Jim Snow acknowledged to me that said corporation executed the same.




-----------------------------
NOTARY PUBLIC



STATE OF   __________)
COUNTY OF  __________)


      On this ____ day of ________, 2000, personally appeared before me Tom Williams, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Intuitech, Inc., and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said Tom Williams acknowledged to me that said corporation executed the same.




-----------------------------
NOTARY PUBLIC